UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Genesco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Genesco Inc. will be held at the Company’s executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Wednesday, June 23, 2004, at 10:00 a.m. Central Time. The agenda will include the following items:

1.	electing eleven directors; and

2.	transacting any other business that properly comes before the meeting.

Shareholders of record at the close of business on April 20, 2004, will be entitled to vote at the meeting and any adjournment or postponement thereof.

By order of the board of directors,

Roger G. Sisson
Secretary

May 21, 2004

IMPORTANT

It is important that your shares be represented at the meeting. Please sign, date and return the enclosed proxy promptly so that your shares will be voted. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, JUNE 23, 2004

The board of directors of Genesco Inc. (“Genesco” or the “Company”) is requesting proxies to be voted at the annual meeting of shareholders. The meeting will be held at the Company’s executive offices at 10:00 a.m., Central Time, on Wednesday, June 23, 2004. The Company’s executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217. The notice that accompanies this statement describes the items on the meeting agenda.

The Company will pay the cost of the proxy solicitation. In addition to this request, officers, directors and regular employees of the Company may solicit proxies personally and by mail, facsimile or telephone. They will receive no extra compensation for any solicitation activities. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the proxy solicitation. It will pay Georgeson a fee of $9,000, plus $5.00 per completed telephone call to shareholders in the event that active solicitation is required, and reimburse its expenses. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors recommends, unless the proxy card specifies otherwise. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors does not know of any matter that will be considered at the annual meeting other than those the accompanying notice describes. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote on it.

This proxy material was first mailed to shareholders on or about May 21, 2004.

VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

April 20, 2004 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

Class of	No. of	Votes Per	Total
Stock	Shares	Share	Votes

Subordinated Serial Preferred Stock:
$2.30 Series 1	36,920	1	36,920
$4.75 Series 3	18,163	2	36,326
$4.75 Series 4	16,412	1	16,412
$1.50 Subordinated Cumulative Preferred Stock	30,017	1	30,017
Employees’ Subordinated Convertible Preferred Stock	67,090	1	67,090
Common Stock	21,800,326	1	21,800,326

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker’s lack of discretionary voting power (“broker non-votes”) will be counted for quorum purposes but not as votes cast for or against the election of directors. The election of directors is a routine matter as to which, under applicable New York Stock Exchange (“NYSE”) rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

ELECTION OF DIRECTORS

Eleven directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualify. A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. All the nominees are presently serving as directors, other than Mr. Blaufuss, and all have agreed to serve if elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company’s Bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

The board of directors recommends that the shareholders vote FOR all of the director nominees.

Information Concerning Nominees

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

LEONARD L. BERRY, Ph.D., 61, Distinguished Professor of Marketing, Texas A&M University. Dr. Berry has been a professor of marketing at Texas A&M University since 1982. He is the founder of the Center for Retailing Studies, holds the M.B. Zale Chair in Retailing and Marketing Leadership at Texas A&M and is the author of several books. He is a director of Lowe’s Companies, Inc. and Darden Restaurants Inc. and became a Genesco director in 1999.

WILLIAM F. BLAUFUSS, JR., 63, Consultant. Mr. Blaufuss retired as a partner from the public accounting firm of KPMG LLP in 2000. He was associated with KPMG for 37 years in various capacities, including Nashville Practice Unit Managing Partner and Partner in Charge of the Southeast Area Public Sector Practice. From 2000 to 2002, he performed special projects for KPMG International regarding its operations outside the United States. He is a director of several non-profit and civic organizations including Saint Thomas Health Services and Nashville Electric Service.

ROBERT V. DALE, 67, Consultant. Mr. Dale, who became a director of the Company in 2000, has been a business consultant since 1998. He was president of Windy Hill Pet Food Company, a pet food manufacturer, from 1995 until 1998. Previously, he served as president of Martha White Foods for approximately six years during the 1970s and again from 1985 to 1994. He was also president of Beatrice Specialty Products division and a vice president of Beatrice Companies, Inc., the owner of Martha White Foods. He is a director of SunTrust Bank Nashville, N.A., CBRL Group, Inc. and Nashville Wire Products.

W. LIPSCOMB DAVIS, JR., 72, Partner, Hillsboro Enterprises. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since 1988. He is also a director of Thomas Nelson, Inc.

MATTHEW C. DIAMOND, 35, Chairman and Chief Executive Officer of Alloy, Inc. Mr. Diamond was appointed chief executive officer of Alloy, Inc., a direct marketing and media company targeting “Generation Y” consumers, in 1999. Before becoming chief executive officer, he served as the director of marketing and planning. He has served as a director of Alloy since 1996, and was elected chairman of the board in 1999. He has been a director of Genesco since 2001.

MARTY G. DICKENS, 56, President of BellSouth-Tennessee. Mr. Dickens, who joined Genesco’s board in 2003, has held a number of positions with BellSouth Corp. and its predecessors and affiliates since 1999. He assumed his current position in 1999, following more than six years as an executive vice president with BellSouth International. Mr. Dickens is also a director of SunTrust Bank-Tennessee and a number of charitable and community organizations.

BEN T. HARRIS, 60, Chairman of Genesco. Mr. Harris joined Genesco in 1967 and was named manager of the leased department division of Genesco’s Jarman Shoe Company in 1980. In 1991, he became president of the Jarman Shoe Company and in 1995, president of Genesco’s retail division. In 1996, he was named executive vice president — operations and subsequently president and chief operating officer and a director of the Company. He served as chief executive officer from 1997 until April 2002 and became chairman of the Company in 1999.

KATHLEEN MASON, 55, President and Chief Executive Officer of Tuesday Morning Corporation. Ms. Mason, who joined Genesco’s board in 1996, became president and chief executive officer of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores, in 2000. She was president and chief merchandising officer of Filene’s Basement, Inc. in 1999. She was president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, from 1997 to 1999. She was employed by Cherry & Webb, a women’s apparel specialty chain, from 1987 until 1992, as executive vice president, then, until 1997, as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn’s Stores division of Dayton-Hudson Corp. Ms. Mason is also a director of The Men’s Wearhouse, Inc.

HAL N. PENNINGTON, 66, President and Chief Executive Officer of Genesco. Mr. Pennington became a member of the Company’s board in November 1999, when he was named executive vice president and chief operating officer. He became president of the Company in 2000 and was named chief executive officer in April 2002. A Genesco employee since 1961, he was appointed president of the

Johnston & Murphy division in 1997 and became senior vice president of the Company in 1998. He was president of the Dockers Footwear division from 1995 until 1997 and vice president — wholesale of Johnston & Murphy from 1990 until 1995.

WILLIAM A. WILLIAMSON, JR., 68, Private Investor. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 72, Retired Chairman and Chief Executive Officer of Genesco. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president — finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until 1993 and retired as chairman in 1994. Mr. Wire is also a director of Dollar General Corporation and a director/organizer of Nashville Bank & Trust Company (in organization).

Board Committees and Meetings

The board of directors met eight times during the fiscal year ended January 31, 2004 (“Fiscal 2004”). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 2004. The board of directors has standing audit, nominating and governance, compensation and finance committees. The audit, nominating and governance and compensation committees are composed entirely of independent directors. A description of each board committee and its membership follows.

Audit Committee

Members:	Robert V. Dale (chairman), Kathleen Mason, Linda H. Potter, William A. Williamson, Jr. and Marty G. Dickens (from January 13, 2004 to April 28, 2004)

The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee is currently composed of four independent directors (as defined under the applicable rules of the NYSE) and operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix A and is available on the Company’s website, www.genesco.com. The functions of the audit committee are to assist the board of directors in monitoring the processes used by the Company to produce financial statements, the Company’s systems of internal accounting and financial controls and independence of the Company’s outside auditors. The audit committee met thirteen times in Fiscal 2004. The board of directors has determined that Robert V. Dale, Kathleen Mason, Linda H. Potter and William A. Williamson, Jr. qualify as “audit committee financial experts” as defined by regulations of the Securities and Exchange Commission (“SEC”) and are “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Nominating and Governance Committee

Members:	W. Lipscomb Davis, Jr. (chairman), Leonard L. Berry, Robert V. Dale, William S. Wire II (until April 27, 2004) and Marty G. Dickens (since April 28, 2004)

The nominating and governance committee, currently composed of four directors who are independent under applicable NYSE rules, met four times in Fiscal 2004. The functions of the nominating and governance committee are specified in a charter available on the Company’s website, www.genesco.com. They include making recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members, (iv) the succession of the executive officers of the Company and (v) board policies and procedures and other matters of corporate governance. Further information on the committee is set forth under the caption “Corporate Governance,” below. Mr. Wire left the committee upon the board’s adoption of a policy that no former employee of the Company will serve on the committee, or on the audit or compensation committee.

Compensation Committee

Members:	W. Lipscomb Davis, Jr., Leonard L. Berry, Kathleen Mason and Matthew C. Diamond (since June 26, 2003)

The compensation committee, currently composed of four independent directors, met four times in Fiscal 2004. The functions of the compensation committee are specified in a charter available on the Company’s website, www.genesco.com. They include (i) approving the compensation of the officers of the Company and other management employees reporting directly to the chief executive officer, (ii) making recommendations to the board of directors with respect to the compen-

sation of directors, (iii) reviewing and providing assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action taken by the board of directors is required, (iv) serving as the primary means of communication between the administrator of the Company’s employee benefit plans and the board of directors and (v) administering the Company’s 1996 Stock Incentive Plan and Employee Stock Purchase Plan.

Finance Committee

Members:	William S. Wire II (chairman), Matthew C. Diamond, Linda H. Potter and William A. Williamson, Jr.

The finance committee met four times in Fiscal 2004. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities and (d) the declaration or omission of dividends; (ii) to approve the annual capital expenditure and charitable contribution budgets; (iii) to serve as the primary means of communication between the board of directors and the investment committee of the Company’s employee benefits trusts and the chief financial officer of the Company regarding the activities of such committee and officers with respect to certain of the Company’s employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iv) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

Director Compensation

Directors who are not employees of the Company receive a retainer of $20,000 per year and a fee of $1,000 for each board or committee meeting they attend in person and $750 for each meeting they attend by telephone. Each committee chairman receives an additional $4,000 per year. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company’s group term life insurance policy plus additional cash compensation to offset taxes on their imputed income from such premiums. Directors who are full-time Company employees do not receive any extra compensation for serving as directors.

The 1996 Stock Incentive Plan (the “Plan”) provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he or she is elected a director. All non-employee directors receive shares of restricted stock valued at $44,000 on the date of each annual meeting. The shares are subject to restrictions on transfer for five years after they are granted unless the director leaves the board earlier and, with certain exceptions, to forfeiture if the director’s service terminates during the three years following the date of grant. The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of the shares’ fair market value. Such shares are subject to the same restrictions on transfer and to forfeiture if the director’s service terminates before the retainer represented by such shares is earned. As of April 20, 2004, 213,429 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 9,012 had been forfeited.

CORPORATE GOVERNANCE

Nominating and Governance Committee

The charter of the nominating and governance committee is available at the Company’s website, www.genesco.com. The members of the committee satisfy the independence requirements of the NYSE. In addition, in April 2004 the board of directors adopted a policy pursuant to which no former employee of the Company will serve as a member of the nominating and governance committee.

The nominating and governance committee and the board of directors will consider nominees for the board of directors recommended by shareholders if shareholders comply with the Company’s advance notice requirements. The Company’s Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the secretary of the Company. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934 if such person had been nominated by the board of directors, the written consent of such person to being named as a nominee in soliciting material and to serving as a director, if elected, and the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, along with the number and class of shares held of record by such shareholder. In the case of an annual meeting to be held on the fourth Wednesday in the month of June or within thirty days thereafter, the notice must be delivered not less than sixty nor more than ninety days prior to the fourth Wednesday in June. In the case of an annual meeting which is being held on any other date (or in the case of any special meeting), the notice must be delivered within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure is first made of the date of such meeting. There are no differences in the process pursuant to which the committee is to evaluate prospective nominees based on whether the nominee is recommended by a shareholder.

Upon receipt of a recommendation from any source, including shareholders, the committee will take into account whether a board vacancy exists or is expected or whether expansion of the board is desirable. In making this determination, the committee may solicit the views of all directors. If the committee determines that the addition of a director is desirable, it will assess whether the candidate presented should be nominated for board membership. While the committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the corporation and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess the background and demonstrated ability to contribute to the board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, or a record of relevant civic and community leadership; and

•	be able to devote the time and attention necessary to serve effectively as a director.

The committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the board that the committee has identified.

The committee will preliminarily assess the candidate’s qualifications with input from the chief executive officer. If, based upon its preliminary assessment, the committee believes that a candidate is likely to meet the criteria for board membership, the chairman will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest to the chairman, with the assistance of the corporate secretary’s office, will arrange interviews of the candidate with members of the committee and with the chief executive officer, either in person or by telephone. After the members of the committee and the chief executive officer have had the opportunity to interview the candidate, the committee will formally consider whether to recommend to the Board that it nominate the candidate for election to the board.

Mr. Blaufuss was recommended for nomination as a director at this annual meeting of shareholders and Mr. Dickens was recommended for addition to the board in October 2003 by non-management directors, the chief executive officer and other executive officers. Both were considered and recommended for nomination by the nominating and governance committee in accordance with the procedures described above.

Shareholder Communications with Directors

Shareholders of the Company may address communications to directors, either collectively or individually, in care of the Corporate Secretary, Genesco Inc., 1415 Murfreesboro Road, Suite 490, Nashville, Tennessee 37217. The Secretary’s office delivers to directors all written communications, other than mass commercial mailings, addressed to them.

Directors’ Annual Meeting Attendance

The Company encourages all directors to be present at the annual meeting of shareholders. All then-incumbent directors were present at last year’s annual meeting.

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines for the Company. They are accessible on the Company’s website, www.genesco.com.

Code of Ethics

Under the Sarbanes-Oxley Act of 2002 and the SEC’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company has adopted a code of ethics that applies to its chief executive officer, chief financial officer, operational senior vice presidents, chief administrative officer, general counsel, chief accounting officer, treasurer and director of internal audit, and to any person performing similar functions. The Company has made the code of ethics available and intends to provide disclosure of any amendments or waivers of the code within five business days after an amendment or waiver on its website, www.genesco.com.

SECURITY OWNERSHIP OF OFFICERS,

DIRECTORS AND PRINCIPAL SHAREHOLDERS

Principal Shareholders

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedules 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the Company’s common stock and the entities which, according to the Company’s stock transfer records, own more than 5% of any of the other classes of voting securities described on page 3. Percentage information is calculated on outstanding shares at April 20, 2004.

Name and Address	Class of	No. of	Percent of
of Beneficial Owner	Stock	Shares	Class

Wellington Management Company, LLP(1)	Common	2,213,650	10.2%
75 State Street
Boston, Massachusetts 02109
FMR Corp.(2)	Common	2,174,400	10.0%
Fidelity Management & Research Company
Fidelity Low Priced Stock Fund
Edward C. Johnson 3d
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109
Columbia Wanger Asset Management, LP(3)	Common	1,208,000	5.5%
WAM Acquisition GP, Inc.
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Jeannie Bussetti	Subordinated	3,000	8.1%
12 Carteret Drive	Serial Preferred,
Pomona, New York 10970	Series 1
Joseph Bussetti	Subordinated	2,000	5.4%
52 South Lilburn Drive	Serial Preferred,
Garnerville, New York 10923	Series 1
Ronald R. Bussetti	Subordinated	2,000	5.4%
12 Carteret Drive	Serial Preferred,
Pomona, New York 10970	Series 1

Name and Address	Class of	No. of	Percent of
of Beneficial Owner	Stock	Shares	Class

Empire & Co.	Subordinated	5,889	16.0%
P.O. Box 426	Serial Preferred,
Exchange Place Station	Series 1
69 Montgomery Street
Jersey City, New Jersey 07303
Empire & Co.	Subordinated	4,226	23.3%
P. O. Box 426	Serial Preferred,
Exchange Place Station	Series 3
69 Montgomery Street
Jersey City, New Jersey 07303
Hazel Grossman	Subordinated	1,074	5.9%
355 Blackstone Boulevard, Apt. 552	Serial Preferred,
Providence, Rhode Island 02906	Series 3
Jack Rubens	Subordinated	1,514	8.3%
6598 Grande Orchid Way	Serial Preferred,
Delray Beach, Florida 33446	Series 3
Barbara F. Grossman Wasserspring	Subordinated	933	5.1%
75 Cooper Drive	Serial Preferred,
Great Neck, New York 11023	Series 3
Melissa Evins	Subordinated	2,893	17.6%
417 East 57th Street	Serial Preferred,
New York, New York 10022	Series 4
Reed Evins	Subordinated	2,418	14.7%
417 East 57th Street, Apt. 32B	Serial Preferred,
New York, New York 10022	Series 4
James H. Cheek, Jr.	Subordinated	2,413	8.0%
11 Burton Hills Boulevard, Apt. 407	Cumulative
Nashville, Tennessee 37215	Preferred

(1)	Number of shares from Schedule 13G filed on January 9, 2004. Wellington reported that it has shared voting power with respect to 1,161,650 shares and shared dispositive power with respect to 2,213,650 shares.
(2)	Number of shares from Schedule 13G filed on February 17, 2004. FMR reported that it has sole dispositive power with respect to 2,174,400 shares.
(3)	Number of shares from Schedule 13G filed on February 10, 2004. Columbia Wanger reported that it has shared voting and dispositive power with respect to 1,208,000 shares.

Security Ownership of Directors and Management

The following table sets forth information as of May 10, 2004, regarding the beneficial ownership of the Company’s common stock by each of the Company’s current directors and director nominees, the persons required to be named in the Company’s summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

Name	No. of Shares(1)

Leonard L. Berry	22,909	(2)
William F. Blaufuss, Jr.	0
Robert V. Dale	16,773	(2)
W. Lipscomb Davis, Jr.	91,052	(2)(3)
Matthew C. Diamond	12,442	(2)
Marty G. Dickens	0
Ben T. Harris	397,288	(2)
Kathleen Mason	34,668	(2)
Hal N. Pennington	175,747	(2)
Linda H. Potter	14,826	(2)
William A. Williamson, Jr.	89,399	(2)
William S. Wire II	41,302	(2)
Jonathan D. Caplan	8,250	(2)
John W. Clinard	29,000	(2)
James C. Estepa	96,750	(2)
James S. Gulmi	219,354	(2)
Current Directors and Executive Officers as a Group (20 Persons)	1,308,567	(2)(4)

(1)	Each director, director nominee and officer owns less than 1% of the outstanding shares of the Company’s common stock, except for Mr. Harris and Mr. Gulmi, who own approximately 1.8% and 1.0% of the Company’s common stock, respectively.
(2)	Includes shares that may be purchased within 60 days upon the exercise of options granted under the Company’s common stock option plans, as follows: Mr. Harris — 243,197; Mr. Pennington — 136,558; Mr. Gulmi — 135,606; Mr. Estepa — 76,750; Mr. Clinard — 28,500; Mr. Caplan — 6,250; Ms. Potter and Mr. Diamond — 8,000 each; Mr. Dale — 12,000; Ms. Mason and Messrs. Berry, Davis, Williamson and Wire — 16,000 each; current executive officers and directors as a group — 790,986.
(3)	Includes 16,000 shares of common stock owned by Mr. Davis’s mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of his mother’s shares.

(4)	Constitutes approximately 6.0% of the outstanding shares of the Company’s common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during Fiscal 2004 all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at January 31, 2004 (together, the “named executive officers”) for each of Fiscal 2002, 2003 and 2004.

						Long-Term
						Compensation
		Annual Compensation				Awards
					Restricted	Securities	Payouts
				Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Fiscal	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts	Compensation
at January 31, 2004	Year	($)	($)	($)	($)(1)	(#)	($)	($)(2)

Hal N. Pennington	2004	576,872	—	—	—	130,000	—	5,000
President and	2003	464,372	226,250	—	999,981	130,000	—	5,310
Chief Executive Officer	2002	326,872	—	—	—	65,000	—	4,250
Jonathan D. Caplan	2004	251,638	80,000	—	—	25,000	—	4,777
Senior Vice President	2003	83,743	25,000	—	—	25,000	—	1,049
	2002	—	—	—	—	—	—	—
John W. Clinard	2004	206,872	—	—	—	20,000	—	4,818
Vice President-Administration	2003	180,205	47,400	—	—	20,000	—	3,165
and Human Resources	2002	161,872	—	—	—	15,000	—	4,250
James C. Estepa	2004	341,638	—	—	—	50,000	—	5,000
Senior Vice President	2003	325,377	286,094	—	—	50,000	—	5,064
	2002	289,953	507,156	—	623,000	50,000	—	4,250
James S. Gulmi	2004	305,000	—	—	—	20,000	—	5,000
Senior Vice	2003	293,500	99,300	—	—	20,000	—	5,014
President-Finance and	2002	277,000	—	—	—	20,000	—	4,250
Chief Financial Officer

(1)	At the end of Fiscal 2004, Mr. Pennington held 36,764 shares of restricted stock valued at $636,017, and Mr. Estepa held 20,000 shares valued at $346,000. The values reflected in the table are as of the grant dates. In each case, the restricted stock grant was to vest in its entirety on the third anniversary of its grant date. The restricted stock would receive dividends if any were paid on the common stock.
(2)	In all cases, the Company’s matching contribution to the named executive officer’s 401(k) Plan account.

Option Grants in Fiscal 2004

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 2004. All the grants will become exercisable in four equal annual installments beginning on the first anniversary of the grant date. They expire on the tenth anniversary of the grant date, except that they are subject to earlier termination upon termination of the grantee’s employment. No stock appreciation rights were granted by the Company in Fiscal 2004. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company’s common stock on the date the option is actually exercised.

					Potential Realizable Value
					at Assumed Annual
	Number of	Percent of Total			Rates of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to	Exercise or		Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Hal N. Pennington	130,000	30.48%	$17.50	10/21/2013	$1,430,735	$3,625,764
Jonathan D. Caplan	25,000	5.86%	$17.50	10/21/2013	$275,141	$697,262
John W. Clinard	20,000	4.69%	$17.50	10/21/2013	$220,114	$557,810
James C. Estepa	50,000	11.72%	$17.50	10/21/2013	$550,282	$1,394,524
James S. Gulmi	20,000	4.69%	$17.50	10/21/2013	$220,114	$557,810

The stock option grants were made under the Company’s 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company’s common stock (the closing price of the stock on the NYSE) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under “Change of Control Arrangements” below.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year End Option Values

The following table sets forth information concerning (i) stock options exercised during Fiscal 2004 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at January 31, 2004, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on January 31, 2004. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock on the NYSE on January 30, 2004 ($17.30). In-the-money options are those whose exercise price is below market value. None of the named executive officers held or exercised any stock appreciation rights during Fiscal 2004.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs		Options/SARs
	Acquired on	Value	At Fiscal Year End(#)		at Fiscal Year End($)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Hal N. Pennington	0	$0	136,558	266,250	$256,903	$66,588
Jonathan D. Caplan	0	$0	6,250	43,750	$3,375	$10,125
John W. Clinard	0	$0	28,500	44,500	$75,575	$11,690
James C. Estepa	0	$0	74,250	127,500	$84,045	$42,538
James S. Gulmi	0	$0	135,606	46,500	$1,093,794	$12,105

Pension Plan

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years’ earnings of the participant, years of benefit service and other factors.

Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant’s account is credited with an amount equal to 4% of his or her annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($87,000 in 2003). The Internal Revenue Code limits to $205,000 the amount of salary which may be taken into account in calculating Retirement Plan benefits in 2004. Taking into account the preserved benefit under the Retirement Plan prior to amendment and the projected total benefit under the amended Retirement Plan, and assuming that the participant’s accrued benefits at normal retirement are taken in the form of a single life annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: Hal N. Pennington — $62,660; Jonathan D. Caplan — $35,488; John W. Clinard — $43,930; James C. Estepa — $52,547; and James S. Gulmi — $72,607.

The years of benefit service of the persons named in the Summary Compensation Table are: Hal N. Pennington — 42 years; Jonathan D. Caplan — 11 years; John W. Clinard — 32 years; James C. Estepa — 19 years, and James S. Gulmi — 32 years. The earnings of such persons for purposes of computing benefits under the Retirement Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $205,000 the amount of a person’s annual earnings which may be taken into account in calculating benefits under the Retirement Plan during the calendar year 2004. A participant has no vested benefits under the Retirement Plan until he or she has five years’ service with the Company.

Change of Control Arrangements

All the named executive officers are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company’s outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive’s employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Pennington’s case to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company’s stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

Compensation Committee Report on Executive Compensation

     General

The compensation committee of Genesco’s board of directors has general oversight responsibility for the compensation of the Company’s executive officers. See “Election of Directors — Compensation Committee” and the committee’s charter, available on the Company’s website at www.genesco.com, for a detailed description of the functions of the committee. The committee is currently composed of the four directors named at the end of this report, none of whom are employees of the Company.

The compensation policies of the committee are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The committee also seeks to increase key management’s ownership of the Company’s common stock, with the goal of better aligning management’s interests with those of the Company’s shareholders. It is the committee’s policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco’s executive compensation program currently are base salary, annual cash incentive compensation and stock options.

     Base Salary

It is the committee’s general policy to approve competitive base salaries for its executive officers. Salary ranges are established for each executive officer’s position, the mid-points of which are intended to approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The committee annually reviews and, if appropriate, adjusts executive officers’ salary ranges after considering the advice of senior management and compensation consultants who are not affiliated with the Company. The principal comparative data underlying the consultants’ advice to the committee are limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The committee believes that the Company competes with employers outside the specific industry in which it does business to hire and retain qualified executives. In making individual base salary decisions, the committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive’s experience, management and leadership ability and technical skills; (ii) the executive’s compensation history; (iii) corporate or, if appropriate, operating unit performance; (iv) individual performance; and (v) such other factors as the committee deems appropriate in its subjective judgment. While the committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the committee’s discretion.

     Incentive Compensation

Executive officers participate in Genesco’s management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company’s annual operating plan and identified, strategic objectives. The committee reviews and adopts the plan after consultation with senior management.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 442 employees including all executive officers except the chief executive officer participated in the plan for Fiscal 2004; 443 employees are participants in Fiscal 2005.

Under the Fiscal 2004 plan, executive officers (including the named executive officers other than the chief executive officer) were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Participants who were presidents of the Company’s operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of changes in Economic Value Added (EVA*) for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of EVA changes for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other executive officers’ awards were determined 75% on the basis of corporate EVA changes and 25% on the basis of individual strategic goals similarly agreed upon with their supervisors. Participants’ achievement of EVA change goals is objectively measurable. EVA is determined by subtracting a charge for the capital used to generate profit from a business unit’s net operating profit after taxes. Each business unit’s expected year-to-year change in EVA is determined in advance, as is the relationship between the magnitude of changes in EVA relative to expected levels and the bonus award. Achievement of individual strategic goals is somewhat subjective, although some goals include objective criteria. The participant’s supervisor, generally in consultation with the participant, determines whether the goals have been met.

*	EVA is a trademark of Stern Stewart & Co.

No portion of the award for achievement of individual strategic goals was ordinarily to be paid unless some portion of the applicable award for operating results was earned, although the plan authorized the committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature were made under the Fiscal 2004 plan. An operating division president could not earn a greater percentage of the maximum award for corporate EVA changes than for his business unit’s operating results. The plan includes the following “bonus bank” feature: awards for better than expected EVA are uncapped and a “negative award” for worse than expected results is possible. Any award in excess of three times the target bonus and any negative award is credited to the participant’s account in the bonus bank. Each year, a participant will receive a payout equal to (i) the current year’s award, up to three times the target, plus (ii) one third of the positive balance, if any, in the participant’s account. If the participant’s bonus bank balance is negative, 60% of any positive award will be applied toward “repaying” the negative balance; 40% will be paid out to the participant. Any positive balance is forfeited if the participant voluntarily resigns from employment by the Company or is terminated for cause during the applicable fiscal year. The committee believes that the “bonus bank” feature of the plan offers improved incentives for management to focus on building long-term value in the Company, and that the forfeiture provisions will aid the retention of key employees.

     Stock-Based Compensation

The committee believes that granting stock options and other stock-based compensation to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the shorter-term annual cash incentive component of executive compensation. The committee further believes that options tend to align the financial interests of management with those of the Company’s shareholders, since the value of an option is dependent upon improvement in the Company’s performance and the recognition of that improved performance in the market for the Company’s common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 2004, the committee granted a total of 426,500 options to 32 employees based on factors described above and such other matters as the committee deemed appropriate in its subjective judgment, including individual performance.

Options granted under the plan expire ten years after the date of grant. Options granted in Fiscal 2004 vest in four equal installments. Annual vesting requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 67 employees of the Company held options to purchase shares of the Company’s common stock as of April 20, 2004.

     Chief Executive Officer Compensation

Mr. Pennington received a base salary of $575,000 and no bonus for Fiscal 2004. The bonus decision by the committee was based on the same factors as those applicable to corporate staff participants in the management incentive compensation plan for the year. Mr. Pennington’s base salary for Fiscal 2005 is $575,000; his bonus target is $315,000. The committee will consider Mr. Pennington’s and the Company’s performance in determining whether any of the bonus is to be paid and, if so, what multiple (either a fraction or a whole number) is applied to it. Historically, the committee has favored applying the same multiple as is applicable to corporate staff participants in determining the chief executive officer’s award, although it is not obligated to do so.

Upon his election as chief executive officer in April 2002, Mr. Pennington received a restricted stock grant of 36,764 shares, which will vest on April 24, 2005, if Mr. Pennington is still employed at that date. Vesting would occur pro rata in case of Mr. Pennington’s death, disability or involuntary termination without cause prior to that date.

     Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The committee believes that no executive officer of the Company is likely to be paid compensation not exempt from Section 162(m) limits exceeding $1 million in Fiscal 2005, unless because of better than planned operating results for the year, Mr. Pennington’s bonus payout exceeds the target. The committee considered that possibility in setting Mr. Pennington’s base salary and bonus opportunity. The committee determined that, in its subjective judgment, the benefits to the Company of the incentive outweigh the potential loss of a tax deduction for any payout that results in

Mr. Pennington’s compensation’s exceeding the Section 162(m) limit. The committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

By the Committee:
W. Lipscomb Davis, Jr., Chairman
Leonard L. Berry
Matthew C. Diamond
Kathleen Mason

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2004, the compensation committee of the board of directors was composed of Messrs. Berry, Davis and Diamond (a member of the committee since June 26, 2003) and Ms. Mason. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the compensation committee or entities whose executives serve on the board of directors or the compensation committee that require disclosure under applicable SEC regulations.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company’s common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P 500 Footwear Index. The graph assumes the investment of $100 in the Company’s common stock, the S&P 500 Index and the S&P 500 Footwear Index at the market close on January 29, 1999 and the reinvestment monthly of all dividends.

	Jan 99	Jan 00	Jan 01	Jan 02	Jan 03	Jan 04

Genesco Inc.	100	125.21	342.86	332.91	223.60	232.61
S&P 500 Index	100	108.59	108.40	91.37	70.84	95.33
S&P 500 Footwear	100	103.13	130.79	142.98	111.43	171.84

AUDIT MATTERS

Ernst & Young LLP served as external auditors to the Company in the fiscal year ended January 31, 2004, and have been retained in the same capacity for the current fiscal year. Representatives of the firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Committee Report

The audit committee is composed of four independent directors as defined under the current rules of the NYSE. The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The committee’s charter is included as Appendix A to this proxy statement and is available on the Company’s website, www.genesco.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The committee has met and held discussions with management and the Company’s independent auditors. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated quarterly and annual financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees), as amended.

In addition, the committee has discussed with the independent auditors the factors which might be deemed to bear upon auditors’ independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), which were reviewed by the committee. The committee considered, among other factors, the distribution of fees among those for audit services, those for audit-related services, those for tax services and all other fees, as described below, and considered whether the provision of services other than the audit and audit-related services is compatible with the external auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective activities. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Com-

pany’s internal controls, and the overall quality of the Company’s financial statements and reporting process.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004, for filing with the SEC.

By the Committee:
Robert V. Dale, Chairman
Kathleen Mason
Linda H. Potter
William A. Williamson, Jr.

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Fee Information

The following table sets forth summary information regarding fees for services by the Company’s independent auditors during Fiscal 2004 and Fiscal 2003.

	Fiscal 2004	Fiscal 2003

Audit Fees	$370,603	$264,591
Audit-Related Fees	265,273	153,057
Tax Fees — Total	498,100	594,672
Tax compliance	320,000	358,335
Tax planning and advice	178,100	236,337
All Other Fees	1,500	50,000

Audit Fees

Audit fees include fees paid by the Company to Ernst & Young in connection with annual audits of the Company’s consolidated financial statements and their respective review of the Company’s interim financial statements. Audit fees also include fees for services performed by the independent auditors that are closely related to the audit and in many cases could be provided only by the Company’s independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to the Company’s regulatory filings.

Audit-Related Fees

Audit-related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, internal control reviews, employee benefit plan audits and certain attest services.

Tax Fees

Tax fees include fees paid by the Company for corporate tax compliance services and for counsel and advisory services.

All Other Fees

In Fiscal 2004, the Company paid other fees to Ernst & Young for access to an online accounting and auditing information resource. In Fiscal 2003, the Company paid Ernst & Young other fees for a review of upgrades to the Company’s accounting system, a business risk assessment and access to the online resource.

Pre-Approval Policy

The audit committee has adopted a policy pursuant to which it pre-approves all services to be provided by the Company’s independent auditors and a maximum fee for such services. As permitted by the policy, the committee has delegated authority to its chairman to pre-approve services the fees for which do not exceed $100,000, subject to the requirement that the chairman report any such pre-approval to the audit committee at its next meeting.

The full audit committee pre-approved all fees paid to the Company’s independent auditors in Fiscal 2004.

PROPOSALS FOR THE 2005 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2005 annual meeting of shareholders must be received at the Company’s offices at Genesco Park, P.O. Box 731, Nashville, Tennessee 37202-0731, attention of the secretary, no later than January 21, 2005.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, for a shareholder’s proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide timely written notice thereof to the secretary of the Company. In order to be timely, the notice must be delivered to or mailed to the secretary of the Company and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the meeting (or, if less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s annual report to shareholders containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, excluding certain of the exhibits thereto, may be obtained, without charge, by any shareholder to whom this proxy statement is sent, upon written request to Roger G. Sisson, Secretary, Genesco Inc., Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

Appendix A

GENESCO INC.

RESTATED CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. The Committee shall provide a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the SEC (“SEC Rules”) to be included in the Company’s annual proxy statement.

In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee’s members will meet the independence, experience and other requirements of the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the SEC Rules. A Committee member other than in his or her capacity as a Committee member, Board member or member of any other Board Committee shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or be an “affiliated person” of the Company or any subsidiary thereof in violation of NYSE or SEC Rules. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine that such simultaneous service will not impair the ability of such member to serve effectively on the Committee and disclose such determination in the Company’s annual proxy statement.

The Board acting on the recommendation of the Nominating and Governance Committee will appoint annually the members of the Committee and shall determine whether the Committee has an audit committee financial expert as defined by SEC Rules and whether such expert is “independent” from management as defined in Schedule 14A of the SEC Rules.

Meetings and Procedures

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet not less frequently than four times annually with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Duties and Responsibilities

While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits of those financial statements. These are the responsibilities of management and the independent auditor. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit department, as well as its independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee, including any person designated as an audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company’s financial statements or any professional certification as to the independent auditor’s work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accor-

dance with generally accepted accounting principles (“GAAP”) and applicable SEC Rules.

The following shall be the common recurring activities of the Committee in carrying out its duties and responsibilities. These functions are set forth with the understanding that the Committee may engage in additional activities as appropriate given the circumstances.

•	The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

•	The Committee shall preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Approval by the Committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit, internal control-related services and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals of auditing services, internal-control related services and permitted non-audit services, provided that any decisions to preapprove shall be presented to the full Committee at its next scheduled meeting.

•	The Committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor’s report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” shall occur prior to the filing of the Form 10-Q or Form 10-K. The Committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

•	The Committee shall discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosure about changes in internal control over financial reporting; and (B) analyses pre-

pared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	The Committee shall discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

•	The Committee shall discuss with management, the senior internal audit executive officer and the independent auditor the Company’s major financial risk exposures and its policies with respect to risk assessment and risk management and its internal controls report and the independent auditor’s attestation of the report prior to the filing of the Form 10-K. The Committee shall review the internal audit plan and functions at least annually and review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit functions. The senior internal audit executive officer shall report directly to the Chair of the Committee and to the General Counsel.

•	The Committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

•	The Committee shall:

•	evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team;

•	ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE and SEC Rules;

•	establish hiring policies for employees or former employees of the independent auditor who participate in any capacity in the audit of the Company’s financial statements;

•	obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues;

•	receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or NYSE Rules; and

•	discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

•	The Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls and procedures for financial reporting; regarding all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and regarding whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss with the Company’s General Counsel any legal or regulatory matters that could reasonably be expected to have a material impact on the Company’s business or financial statements or internal controls.

•	The Committee shall meet at least annually with the Senior Officer with oversight of the Company’s ethics and compliance programs for a report on the Company’s ethics and compliance programs, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.

•	The Committee at least annually shall (A) perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter; and (B) review and reassess this Charter and submit any recommended changes to the Board for its consideration.

NOTICE OF

ANNUAL MEETING
AND
PROXY STATEMENT

Annual Meeting

of Shareholders

June 23, 2004

FOLD AND DETACH HERE

P		GENESCO INC.
R		Proxy Solicited on Behalf of the Board of Directors of
O		the Company for Annual Meeting June 23, 2004.
X
Y		The undersigned hereby constitutes and appoints Ben T. Harris and Robert V. Dale, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 23, 2004, and at any adjournments thereof, on all matters coming before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations, though you must sign and return this card if you wish your shares to be voted.
SEE REVERSE SIDE

GENESCO INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8029
EDISON, NJ 08818-8029

FOLD AND DETACH HERE

☒	Please mark your votes as in this example.			2826

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposal referred to below.

The Board of Directors recommends a vote FOR the proposal.

1. Election of Directors.

	FOR ☐	WITHHELD ☐	Nominees:	By signing, you revoke all proxies heretofore given.
			L.L. Berry, W.F. Blaufuss, Jr., R.V. Dale,	PLEASE MARK, SIGN, DATE, AND RETURN THIS
			W.L. Davis, Jr., M.C. Diamond, M.G. Dickens,	PROXY CARD PROMPTLY USING THE ENCLOSED
			B.T. Harris, K. Mason, H.N. Pennington,	ENVELOPE.
W.A. Williamson, Jr. and W.S. Wire II

For, except vote withheld from the nominee(s) indicated above.

Change of Address/ Comments on Reverse Side ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

Signature:                                                         Date:                                             Signature:                                                          Date: